Exhibit 10.13

                                 FIRST AMENDMENT
                                       TO
            AMENDED UF CATHETER EXCLUSIVE OEM/PRIVATE LABEL AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED UF CATHETER EXCLUSIVE OEM/PRIVATE LABEL AGREEMENT ("Amendment") is made this seventh day of May l997 between ROCHESTER MEDICAL CORPORATION, a Minnesota corporation (herein, "RMC") and HOLLISTER INCORPORATED, an Illinois corporation (herein, "HOLLISTER").


RECITALS:

         Whereas, RMC and HOLLISTER are parties to an Amended UF Catheter Exclusive OEM Private Label Agreement dated March 18, 1994 (the "1994 Agreement"); and

         Whereas, Section 3.2 of 1994 Agreement provides that RMC and HOLLISTER shall negotiate in good faith for the extension of the 1994 Agreement for a Successive Term of three (3) years commencing May 1, 1998.

         Whereas, the provisions of Section 3.2 of the 1994 Agreement to the contrary notwithstanding, the parties desire to record their agreement to extend the 1994 Agreement for a first Successive Term of four (4) years upon the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, the parties hereby agree as follows;


SECTION 1     DEFINITIONS:

         Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the 1994 Agreement, as amended herein.


SECTION 2     TERM

         2.1 The 1994 Agreement is hereby extended for a first Successive Term (the "First Successive Term") commencing May 1, 1998 and expiring April 30, 2002.

         2.2 Any further extension of the 1994 Agreement shall be made in accordance with Section 3.2 thereof, and shall be for the Successive Term(s) of three (3) years each, unless the parties otherwise expressly agree in the future to a different duration for any Successive Term.


SECTION 3     PURCHASES; PRICES; ORDERS; FULFILLMENT

         3.1. Purchases. During the First Successive Term, HOLLISTER shall purchase Non-Latex Male External Catheters from RMC as provided herein.

              3.1.1. During the First Successive Term, HOLLISTER shall purchase from RMC all of HOLLISTER's requirements of Non-Latex Male External Catheters.

              3.1.2. During the First Successive Term, HOLLISTER shall purchase from RMC a minimum of Four Million (4,000,000) UF Catheters (the "Overall Quota") at the rate of at least One Million (1,000,000) Catheters per year (the "Annual Quota"). HOLLISTER shall purchase the Annual Quota in increments of at least Two Hundred Thousand (200,000) UF Catheters per Term Quarter.

              3.1.3. HOLLISTER's obligation to purchase any part of the Annual Quota of UF Catheters during the First Successive Term shall be abated during the pendency of an Extenuating Circumstance. The amount of abatement in any Term Year shall be equal to the Annual Quota multiplied by a fraction whose denominator is three hundred sixty-five (365) and whose numerator is the number of days of duration of the Extenuating Circumstance during that same Term Year.

              3.1.4. The provisions of ss.4.1.1 of the 1994 Agreement to the contrary notwithstanding, HOLLISTER may acquire, manufacture and/or sell from a source other than RMC, including HOLLISTER itself, another or different non-latex male external catheter(s) having an integral adhesive means upon twelve (12) months' prior notice to RMC and payment to RMC of an amount (the "Amount") equal to one hundred ten percent (110%) of the then current remaining Overall Quota. HOLLISTER may elect to pay the Amount to RMC in cash or to apply the Amount toward the purchase of UF Catheters at their then current Transfer Price(s) or toward the purchase of Sheaths at the then agreed price (if HOLLISTER and RMC have by then agreed to terms and prices for Sheaths). HOLLISTER may pay the Amount over the duration of the First Successive Term, or such other time as the parties agree (the "Termination Period"). Payment of the Amount shall be in lieu of, and not in addition to, HOLLISTER's purchase obligations. Upon HOLLISTER's notice of intent to sell such other non-latex male external catheter(s) having an integral adhesive means, HOLLISTER shall relinquish its exclusive rights set forth in ss.2.1 of the 1994 Agreement, and RMC shall be immediately released from the limitations on it set forth in ss.2.2 and ss.2.3 of the 1994 Agreement, but RMC shall continue to fill HOLLISTER's purchase orders, if any, during the Termination Period. Upon payment of the Amount or the expiration of the Termination Period, whichever comes first, RMC shall be relieved of any further obligation to sell any Non-Latex Male External Catheters to HOLLISTER, and HOLLISTER shall be relieved of any further obligation to purchase any Non-Latex Male External Catheters from RMC.

         3.2. Purchase Orders. By April 15, 1998, and by the fifteenth (15th) day of the first month of each Term Quarter thereafter during the First Successive Term, HOLLISTER shall provide to RMC a purchase order ("Quarterly Order") for HOLLISTER's UF Catheter requirements for the immediately following Term Quarter. HOLLISTER may furnish RMC, from time to time, with additional or supplemental purchase orders ("Supplemental Order") for delivery within the same Term Quarter during which such Supplemental Orders are given. RMC will use its best efforts to fill Supplemental Orders within the same Term Quarter as received. By the first day of each Term Quarter, RMC shall furnish HOLLISTER with a shipment schedule for such Term Quarter showing estimated quantities and shipment dates for deliveries during such Term Quarter and, subject to RMC's production schedule, reasonably accommodating HOLLISTER's requested shipment schedule.

         3.3. Order Fulfillment. RMC will fulfill HOLLISTER's Quarterly Orders in three (3) or fewer shipments, depending on RMC's manufacturing schedule for the applicable Term Quarter, and consistently with the previously furnished shipment schedule. Provided HOLLISTER is not then in breach of any of its obligations under the 1994 Agreement, as amended herein, RMC will not place any Quarterly Order or Supplemental Order received from HOLLISTER on a back-order status if RMC is then manufacturing the same size and types of UF Catheters for its own customers. In the event of manufacturing capacity constraints, RMC shall allocate UF Catheter production reasonably among customers. Provided, further, that if HOLLISTER's Quarterly Order and Supplemental Orders, in the aggregate, for delivery in any Term Quarter are reasonably consistent as to sizes and quantities with its prior purchases during preceding Term Quarters, then, in the event that RMC is unable to fill any HOLLISTER Quarterly or Supplemental Orders
(i) within thirty (30) days following the end of the Term Quarter for which a Quarterly Order was placed or (ii) within thirty (30) days following the end of the Term Quarter succeeding the Term Quarter in which a Supplemental Order was placed, then HOLLISTER shall be relieved prorata of its purchase obligation under this Amendment to the extent of the unfilled Quarterly or Supplemental Orders remaining unshipped at the expiration of those respective periods. Notwithstanding the foregoing, RMC shall only be required to use its best efforts to fill such portions of any Quarterly or Supplemental Order that, alone or when aggregated with all other Quarterly or Supplemental Orders received for delivery in any Term Quarter during the First Successive Term, is greater than Four Hundred Thousand (400,000) UF Catheters, and HOLLISTER shall not be relieved of any purchase obligation for a Term Quarter under this Amendment for undelivered UF Catheters in excess of Four Hundred Thousand (400,000) UF Catheters ordered for delivery in any Term Quarter.

         3.4. Forecasts. During the First Successive Term, no forecasts are required under Section 4.4 of the 1994 Agreement.


SECTION 4.    NOTICES

         The addresses for notices specified in Section 14.1 of the 1994 Agreement are hereby designated as follows:

                           Anthony J. Conway, President
                           Rochester Medical Corporation
                           One Rochester Medical Drive
                           Stewartville, Minnesota 55976
                           Telefacsimile Number: (507) 533-9725

                           Jerome A. Saxon, Secretary
                           Hollister Incorporated
                           2000 Hollister Drive
                           Libertyville, Illinois 60048
                           Telefacsimile Number: (847) 918-3494


SECTION 5.    CONTINUATION

         The 1994 Agreement, as amended herein and except as otherwise inconsistent with the terms hereof, shall continue in full force and effect during the First Successive Term. Paragraphs one (1) through five (5) inclusive and paragraph nine (9) of that Supplemental Agreement dated March 18, 1994, shall continue in full force and effect during the First Successive Term.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representatives as of the day and year first above written.


ROCHESTER MEDICAL CORPORATION,                HOLLISTER INCORPORATED,
a Minnesota corporation                       an Illinois corporation


By:  /s/ Anthony J. Conway                    By:  /s/ Lew Fisher
    -------------------------------               ------------------------------
    Anthony. J. Conway                            Lew Fisher,
    President and Secretary                       Senior Group Vice President


ATTEST:                                       ATTEST:


By:  /s/Brian J. Wierzbinski                  By:  /s/ Jerome A. Saxon
    -------------------------------               ------------------------------
     Brian J. Wierzbinski                          Jerome A. Saxon
     Chief Financial Officer                       Secretary